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                                  EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
of Kerr Group, Inc.:


We consent to the incorporation by reference in the Registration Statement No. 2-92721 on Form S-3, Registration Statement No. 33- 3517 on Form S-3, Registration Statement No. 33-18463 on Form S-8 and Registration Statement No. 33-31347 on Forms S-3 and S-8 of Kerr Group, Inc. (Kerr) of our report dated February 28, 1995 relating to the consolidated balance sheets of Kerr and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of earnings (loss), common stockholders' equity and cash flow and related schedule for each of the years in the three-year period ended December 31, 1994, which is incorporated by reference in the December 31, 1994 annual report on Form 10-K of Kerr.

Our report refers to a change in Kerr's method of accounting for postretirement benefits other than pensions and income taxes in 1993.


                                                  KPMG Peat Marwick LLP





Los Angeles, California
March 29, 1995